UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16005 (Commission File Number)	22-2328609 (I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey (Address of principal executive offices)		07005 (Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Agreement For Joint Development Vehicle

On October 5, 2011, Unigene Laboratories, Inc. (the “Company”) entered into the Master Agreement For Joint Development Vehicle (the “Joint Development Agreement”) with Nordic Bioscience Clinical Development A/S (“Nordic”), pursuant to which the parties intend to  establish a joint development entity (the “NU-Co”), a Swiss GmbH, for the purpose of developing one or more Company peptide analog assets through definitive Phase 2 proof of concept (the “Purpose”).  The consummation (the “Closing”) of the transactions contemplated by the Joint Development Agreement (the “Transaction”) remains subject to the negotiation and execution of a series of agreements by the Company, Nordic and NU-Co (“Transaction Agreements”), the material terms of such agreements being set forth in the Joint Development Agreement.

The Joint Development Agreement provides that the parties will negotiate in good faith the following Transaction Agreements:

▪
an Option and License Agreement pursuant to which NU-Co will be granted an option to exclusively license from the Company up to three (3) sister analog molecules (such analogs the “Selected Analogs”) to UGP 281 from a group of six analogs to be provided to NU-Co by the Company for screening (the “Analogs”), for development, use and sale of products in the treatment of Type 2 Diabetes, Osteoarthritis and osteoporosis in humans (and the treatment of obesity/satiety in humans (the “Additional Field”) upon the public announcement by Unigene of the cessation or termination of its clinical development activities related to UGP 281 for use in the Additional Field);

▪
a Services Agreement pursuant to which the Company will provide certain services to NU-Co, including (i) API development planning, (ii) CMC related regulatory submission support, (iii) development, testing and validation of an oral dosage for the Analog selected for clinical development by NU-Co (the “Lead Analog”), and (iv) formulation of the finished drug product for the Lead Analog as an oral capsule or tablet;

▪
a Supply Agreement pursuant to which the Company will supply NU-Co (i) reasonable quantities of the Selected Analogs for in-vitro and in-vivo screening and pre-clinical testing (ii) reasonable quantities of API for toxicology studies necessary to support IND Submission for the Lead Analog and (iii) reasonable quantity of Finished Drug Product sufficient for Phase 1 and Phase 2 clinical testing of the Lead Analog;

▪	a License Agreement pursuant to which Nordic will license certain of its intellectual property rights and supply certain proprietary biomarkers and assays to NU-Co;

▪
a Services Agreement pursuant to which Nordic will, among other things, (i) select the Selected Analogs on behalf of NU-Co based on the optimal combination of Screening Assays and Biological Assays, (ii) select the Lead Analog with Company input, (iii) conduct studies on the Lead Analog to ascertain mode of action in relevant organs, (iv) carry out toxicology studies of the Lead Analog sufficient to support Phase 1 and Phase 2 studies, (v) file IND and/or other regulatory filings for approval to carry out clinical development with the Company’s regulatory input, (vi) conduct single dose and multi dose Phase 1 studies, determine primary and secondary endpoints and analyze the samples for safety, PK and PD markers, and (vii) conduct a multi dose Phase 2 study of appropriate endpoints and duration  to achieve proof of relevancy, determine multiple endpoints HbA1c, glucose, insulin, markers for OA and OP, and analyze the samples for safety.

It is contemplated that the Company and Nordic shall provide the foregoing contributions and services to NU-Co in consideration of their respective 50% ownership of the equity in NU-Co (and otherwise free of charge to NU-Co).   In addition, the parties will provide cash contributions to capitalize NU-Co ($100,000 from the Company and $1,000,000 from Nordic). Four directors shall manage the operations of NU-Co, with two appointed by the Company and two appointed by Nordic, and all major NU-Co decisions shall require either unanimous NU-Co Board consent or approval of both the Company and Nordic.

As long as the Company holds its ownership interest in NU-Co and for period of one (1) year thereafter (the “Non-Compete Term”), except as necessary to perform its obligations under the Transaction Agreements, the Company shall not (i) pursue development of calcitonin peptide analogs controlled by the Company for use in the Field anywhere the world, or (ii) license, sell, or transfer to any third party any of the Analogs or any other calcitonin peptide analogs controlled by the Company for use in the Field anywhere in the world (or in the Additional Field in the event of an Additional Field Trigger Event).  During the Non-Compete Term, neither NU-Co nor Nordic shall (x) pursue development of any of the Unigene analogs for use in the Additional Field unless and until the occurrence of the Additional Field Trigger Event, (y) pursue development of any other calcitonin peptide analogs for use in the Field (or in the Additional Field in the event of an Additional Field Trigger Event) anywhere in the world, or (z) license, sell or transfer to any third party any other calcitonin peptide analogs for use in the Field (or in the Additional Field in the event of an Additional Field Trigger Event).  The foregoing non-compete restrictions shall not apply to (i) any existing development projects or agreements related to calcitonin or (ii) any naturally occurring calcitonin peptide regardless of whether it is the subject of an existing development project or agreement.

Each of the parties has made customary representations, warranties and covenants in the Joint Development Agreement.  Each party has likewise undertaken certain customary indemnification obligations.  The Joint Development Agreement is subject to termination if the Transactions contemplated thereby (including entry into the Transaction Agreements) have not been completed by November 30, 2011.  In addition, the Joint Development Agreement may be terminated in the event of an uncured default, in which case the breaching party may forfeit its equity interest in NU-Co.

Forbearance and Waiver Agreement

On October 4, 2011, the Company obtained certain waivers of the Amended and Restated Financing Agreement, dated as of March 16, 2010 (the “Financing Agreement”) in order to facilitate the consummation of the Transactions contemplated by the Joint Development Agreement.  Such waivers were provided pursuant to a Forbearance and Waiver Agreement entered into by the Company, Victory Park Management, LLC, a Delaware limited liability company (the “Agent”), and Victory Park Credit Opportunities Master Fund, Ltd. and VPC Fund II, L.P. (each a “Lender” and collectively the “Lenders”), which provides for the release of liens on assets to be contributed to NU-Co by the Company.

The Company will host a live conference call and webcast today, October 6, 2011 at 11 a.m. Eastern Time to discuss the Company's announcement this morning regarding its decision to establish a Joint Development Vehicle (JDV) with Nordic.  Interested participants and investors may access the conference call today at 11:00 a.m. Eastern Time by dialing 800-329-9097 (U.S./Canada) or 617-614-4929 (international); participant passcode 92746390.  A telephonic replay of the call will be available for seven days beginning at 8 p.m. Eastern Time. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code 13033595.

Forward Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the successful completion of the Transaction Agreements described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene and Nordic Bioscience Combine Industry Leading Capabilities to Advance Unigene’s Proprietary Peptides through Phase 2 Proof-of-Concept for the Treatment of Type 2 Diabetes, Osteoarthritis and Osteoporosis”.

99.2	Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene to Host Live Conference Call and Webcast to Discuss Collaboration with Nordic Bioscience and Formation of Joint Development Vehicle”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

Date: October 6, 2011	By:	/s/ Gregory Mayes
Gregory Mayes, Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene and Nordic Bioscience Combine Industry Leading Capabilities to Advance Unigene’s Proprietary Peptides through Phase 2 Proof-of-Concept for the Treatment of Type 2 Diabetes, Osteoarthritis and Osteoporosis”

99.2	Press release dated October 6, 2011, issued by Unigene Laboratories, Inc. entitled, “Unigene to Host Live Conference Call and Webcast to Discuss Collaboration with Nordic Bioscience and Formation of Joint Development Vehicle”